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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                           Year Ended December 31,
                                                -----------------------------------------------
                                                (Dollars in thousands except per share amounts.)
                                                    1997             1996             1995
                                                  -------          -------          -------
Basic Earning per Share
Average shares outstanding                         22,213           20,995           20,874
                                                  =======          =======          =======

Income available to common shareholders'          $45,350          $42,883          $35,504
                                                  =======          =======          =======

Basic Earnings per Share                          $  2.04          $  2.04          $  1.70
                                                  =======          =======          =======


Diluted Earnings per Share
Average common shares outstanding                  22,213           20,995           20,874
Effect of dilutive stock options                      181              134              141
                                                  -------          -------          -------

Average diluted shares outstanding                 22,394           21,129           21,015
                                                  =======          =======          =======

Income available to common shareholders'          $45,350          $42,883          $35,504
                                                  =======          =======          =======

Diluted Earnings per Share                        $  2.03          $  2.03          $  1.69
                                                  =======          =======          =======


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